UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TECO Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Talking Points for Performance Coaches

TECO Energy and Emera Shareholder Approval and Regulatory Review Progress

Oct. 22, 2015

Background

●	On Sept. 4, 2015, TECO Energy entered into a definitive agreement with Emera Inc., a Canadian energy company, to purchase TECO Energy, including our regulated utility subsidiaries, in a $10.4 billion transaction. Closing is expected in mid-2016.

●	The combined companies will create a top 20 North American energy leader, with more than $20 billion in assets and more than 2.4 million electric and natural gas customers.

¡	Upon closing, shareholders will receive $27.55 per share in cash, a 48 percent premium over our unaffected share price on July 15.

¡	While TECO Energy’s ownership will change from several thousand shareholder owners to one – Emera, TECO Energy, Tampa Electric and Peoples Gas will retain their names and continue to be headquartered in Tampa and New Mexico Gas Company (NMGC) will retain its name and remain headquartered in Albuquerque.

¡	The TECO Energy companies and Emera will continue to operate separately until closing.

¡	Emera leadership has stated that after closing they intend to continue to execute the company’s five year plan to invest $3 billion in upgrades and modernization of our infrastructure with the added benefits of increased scale by combining with Emera as we address the challenges and opportunities in our industry.

¡	Under the agreement, Emera has committed to protecting the benefits and wages of TECO team members for two years following the closing of the transaction and thereafter to maintain wages and benefits consistent with those for similarly situated Emera employees for at least 3 years.

Shareholder and Regulatory Approval Progress

●	The agreement with Emera requires TECO shareholder approval, review by the Federal Trade Commission and the U.S. Department of Justice (Hart-Scott-Rodino Act) and the Committee on Foreign Investment in the United States (CFIUS), as well as regulatory approval from the Federal Energy Regulatory Commission (FERC) and the New Mexico Public Regulation Commission (NMPRC).

¡	Emera and TECO jointly filed for FERC approval on Oct. 5, 2015 and requested an order by March 1, 2016.

¡	TECO filed the preliminary proxy on Oct. 6, 2015 and filed a definitive proxy statement on Oct. 22, 2015 with the Securities and Exchange Commission.

¡	TECO has scheduled a shareholder meeting to vote on the agreement on Dec. 3, 2015 at TECO Plaza.

●	NMGC, TECO Energy, and Emera jointly filed for approval from the NMPRC on Oct. 19, 2015.

¡	In the filing, Emera affirmed and agreed to all provisions of the stipulation entered into in the TECO acquisition, including provisions that NMGC’s headquarters will remain in Albuquerque; NMGC customer rates will be frozen until the end of 2017; NMGC customers will continue to benefit from more than $11 million in anticipated savings through a credit on their bills that began in October 2014 and will continue through and until the next rate case filed by NMGC, and TECO will continue to own NMGC for at least 10 years from the date TECO acquired NMGC on Sept. 2, 2014.

¡	Additionally, in the filing, Emera identifies the following benefits of this transaction:

¡	Several of the commitments in the TECO acquisition stipulation will be extended to continue in effect beyond their current expiry date, including employee count and customer-facing-employee protections; field office protection; call center protection; gas control protection; comparable wage protection, and charitable giving.

¡	Emera will cause NMGC to increase its commitment to charitable contributions and enterprises engaged in economic development and business development in New Mexico from $400,000 per year to $800,000 annually for three years after the closing of the transaction.

¡	Emera will maintain a minimum of at least 675 full-time positions in New Mexico for three years after closing of the transaction, and on a go-forward basis will not drop below this level without express prior NMPRC approval.

¡	Emera will establish a subsidiary board of directors for NMGC to provide governance oversight and guidance of the strategy and business plan of the NMGC management team. NMGC’s board will include New Mexico business and community leaders, representatives from Emera and two representatives from the TECO Board of Directors.

¡	Emera commits to fully support the role of local NMGC management. Day-to-day operations of NMGC will be run out of New Mexico with management in New Mexico.

¡	Emera agrees to continue and increase efforts to promote economic development throughout the state of New Mexico.

●	TECO Energy and Emera plan to file for review under the Hart-Scott-Rodino Act in November. Once filed, clearance under the act could take as few as 30 days.

●	TECO Energy and Emera plan to file for CFIUS review in the next few weeks.

Next Steps

●	We will continue to update you as the process unfolds.

Additional Information and Where to Find It

The proposed transaction will be submitted to shareholders of TECO Energy for their consideration at a special meeting to be held on Dec. 3, 2015. In connection with the proposed transaction, on Oct. 22, 2015, TECO Energy filed a definitive proxy statement and a form of proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the special meeting. TECO Energy anticipates that the definitive proxy statement and a proxy card will be mailed to TECO Energy shareholders of record as of Oct. 21, 2015, the record date fixed by the TECO Energy’s board of directors for the special meeting, beginning on or about Oct. 23, 2015. This communication is not a substitute for the definitive proxy statement. TECO ENERGY SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE THE DEFINITIVE PROXY STATEMENT

CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant documents filed by TECO Energy with the SEC, when filed, are available free of charge at the SEC’s website (www.sec.gov), at TECO Energy’s website at www.tecoenergy.com or by sending a written request to TECO Energy Inc., Corporate Secretary, P.O. Box 111, Tampa, FL 33602. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of TECO Energy shareholders is available in the definitive proxy statement.

Participants in the Solicitation

TECO Energy and its directors and executive officers are deemed to be participants in any solicitation of TECO Energy shareholders in connection with the proposed transaction. Information about TECO Energy’s directors and executive officers is available in TECO Energy’s definitive proxy statement, dated March 11, 2015, in connection with its 2015 annual meeting of shareholders, in TECO Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in the definitive proxy statement.

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